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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

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                                    FORM 8-K



                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                              --------------------

Date of Report (Date of earliest event reported)         November 8, 1995
                                                         ----------------



                                RYMER FOODS INC.


                      Incorporated in the State of Delaware


Commission File Number 1-6071        IRS Employer Identification No. 36-1343930


                        4600 S. Packers Avenue, Suite 400
                             Chicago, Illinois 60609
                                  312/927-7777



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                        This Report Contains   3   Pages
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                        Exhibits are listed on Page   2
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ITEM 5.   OTHER EVENTS


On November 8, 1995, Rymer Foods Inc. (the "Company") announced that P. E. (Ed) Schenk had been named President and Chief Executive Officer of the Company to succeed John Patten. Mr. Schenk was also named to the Board of Directors of the Company. See the attached press release of Rymer Foods Inc., dated November 8, 1995, attached hereto as Exhibit 99.1. Mr. Schenk has entered into a two year employment agreement with the Company and will be issued warrants to acquire 750,000 shares of Common Stock at an exercise price of $1.00 per share.

The following persons have resigned from the Board of Directors of Rymer Foods Inc. on the dates indicated: Anders Maxwell (September 7, 1995); John L. Patten (October 24, 1995); Barry Rymer (November 6, 1995); and Jeffrey Rymer (November 6, 1995). None of such persons have stated that they disagreed with the Company on any matter relating to the Company's operations, policies or practices. Mr. Schenk has been named to the Board of Directors of the Company to fill one such vacancy. David Jackson, Hannah Strasser and Samuel Bailin remain as Directors of the Company.


ITEM 7.   EXHIBITS

(c)  Exhibits

   99.1        News Release of Rymer Foods Inc. dated November 8, 1995




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Rymer Foods Inc.
                                           (Registrant)


                                   By   /s/ Edward M. Hebert
                                      -----------------------------------------
                                       Edward M. Hebert, Senior Vice President,
                                       Chief Financial Officer and Treasurer



Date:  November 14, 1995


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